     AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON APRIL 6, 2000

                                                   REGISTRATION NO. 333-________


================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                           ---------------------------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
                                 ---------------

                                DBT ONLINE, INC.
             (Exact name of Registrant as specified in its charter)


             Pennsylvania                                       85-0439411
  ---------------------------------                         -------------------
     (State or Other Jurisdiction                            (I.R.S. Employer
  of Incorporation or Organization)                         Identification No.)




    5550 W. Flamingo Road, Suite B-5
           Las Vegas, Nevada                                     89103
----------------------------------------                       ----------
(Address of principal executive offices)                       (Zip Code)


                  CERTAIN OPTIONS ISSUED BY DBT ONLINE, INC. TO
                       A FORMER EMPLOYEE OF I.R.S.C., INC.

                              J. HENRY MEUTTERTIES
                  VICE PRESIDENT, GENERAL COUNSEL AND SECRETARY
                               4530 BLUE LAKE ROAD
                            BOCA RATON, FLORIDA 33431
                     (Name and address of agent for service)

                                 (561) 982-5000
                     (Telephone number of agent for service)

                                 ---------------

                                   COPIES TO:

                             JOHN S. FLETCHER, ESQ.
                           MORGAN, LEWIS & BOCKIUS LLP
                        5300 FIRST UNION FINANCIAL CENTER
                              200 S. BISCAYNE BLVD.
                            MIAMI, FLORIDA 33131-2339
                                 (305) 579-0300

                         CALCULATION OF REGISTRATION FEE


-----------------------------------------------------------------------------------------------------------------------------------
                                                           Proposed maximum         Proposed maximum
    Title of securities            Amount to be             offering price             aggregate                 Amount of
    to be registered               registered                per share (1)           offering price            registration fee
-----------------------------------------------------------------------------------------------------------------------------------
Common Stock, par value
$0.10 per share                      47,772                   $17.59                 $840,309.48                   $221.84
-----------------------------------------------------------------------------------------------------------------------------------



(1) Calculated solely for the purpose of this offering under Rule 457(g) of the Securities Act of 1933 on the basis of the high and low prices per share of Common Stock of DBT Online, Inc. on April 5, 2000, as reported by the New York Stock Exchange.

         This Registration Statement on Form S-8 (the "Registration Statement") filed by DBT Online, Inc. (the "Registrant") relates to 47,772 shares (the "Shares") of the Registrant's Common Stock, par value $0.10 per share (the "Common Stock"), issuable upon the exercise of certain options (the "Options") granted under the Options issued by the Registrant to a former employee of I.R.S.C. Inc.

================================================================================

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3. INCORPORATION OF DOCUMENTS BY REFERENCE.

         The following documents, as filed by the Registrant with the Securities and Exchange Commission (the "Commission"), are incorporated by reference in this Registration Statement:

         (a) Annual Report on Form 10-K, filed with the Commission on March 10, 2000, for the fiscal year ended December 31, 1999;

         (b) Current Report on Form 8-K, filed with the Commission on February 15, 2000;

         (c) Quarterly Report on Form 10-Q/A, filed with the Commission on March 7, 2000; and

         (d) The description of the Common Stock of the Registrant set forth in the "Description of Securities" included in the Registration Statement on Form 8-A filed with the Commission effective on September 5, 1997.

         All reports and other documents filed by the Registrant and the Plan pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, after the date of this registration statement and prior to the filing of a post-effective amendment that indicates that all securities offered hereby have been sold or that deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be part hereof from the date of filing of such documents.

         Any statement contained in a document incorporated by reference herein shall be deemed to be modified or superseded for purposes hereof to the extent that a statement contained herein (or in any other subsequently filed document that is also incorporated by reference herein) modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part hereof.

ITEM 4. DESCRIPTION OF SECURITIES.

         Not applicable.

ITEM 5. INTERESTS OF NAMED EXPERTS AND COUNSEL.

         Not applicable.

ITEM 6. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

         Section 1741 of the Pennsylvania Business Corporation Law of 1988 provides the Company the power to indemnify any officer or director acting in his capacity as a representative of the Company who was or is a party or is threatened to be made a party to any action or proceeding against expenses, judgments, penalties, fines, and amounts paid in settlement in connection with such action or proceeding whether the action was instituted by a third party or arose by or in the right of the Company. Generally, the only limitation on the ability of the Company to indemnify its officers and directors is if the act violates a criminal statute or if the act or failure to act is finally determined by a court to have constituted willful misconduct or recklessness.

         The Bylaws of the Company provide a right to indemnification to the full extent permitted my law, for expenses (including attorney's fees), damages, punitive damages, judgments, penalties, fines and amounts paid in settlement actually and reasonably incurred by any director or officer whether or not the indemnified liability arises or arose from any threatened, pending or completed proceeding by or in the right of the Company (a derivative action) by reason of the fact that such director or officer is or was serving as a director, officer or employee of the Company or, at the request of the Company, as a director, officer, partner, fiduciary or trustee of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise, unless the act or failure of the act giving rise to the claim for indemnification is finally determined by a court to have constituted willful misconduct or recklessness. The Bylaws of the Company provide for the advancement of expenses to an indemnified party upon receipt of an undertaking by the party to repay those amounts if it is finally determined that the indemnified party is not entitled to indemnification.

         The Bylaws of the Company authorize the Company to take steps to ensure that all persons entitled to indemnification are properly indemnified, including, if the Board so determines, purchasing and maintaining insurance.

ITEM 7. EXEMPTION FROM REGISTRATION CLAIMED.

         Not applicable.

ITEM 8. EXHIBITS.

         The exhibits filed as part of this Registration Statement are as follows:

   Exhibit Number             Exhibit
   --------------             -------

         5 Opinion of Morgan, Lewis & Bockius LLP regarding legality of securities being registered

         23.1                 Consent of Deloitte & Touche LLP

         23.2                 Consent of Corbin & Wertz

         23.3 Consent of Morgan, Lewis & Bockius LLP (included in its opinion filed as Exhibit 5)



ITEM 9. UNDERTAKINGS.

         The undersigned Registrant hereby undertakes:

         (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

                  (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

                  (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement; and

                  (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

         PROVIDED, HOWEVER, that subparagraphs (a)(1)(i) and (a)(1)(ii) of this section do not apply if the information required to be included in a post-effective amendment by those subparagraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this Registration Statement.

         (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (3) To remove from registration by means of a post-effective amendment any of the securities being registered that remain unsold at the termination of the offering.

         The undersigned Registrant hereby undertakes that, for the purpose of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered herein and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES


         Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Boca Raton, the State of Florida, on the 6th day of April, 2000.

                                       DBT ONLINE, INC.



                                       By: /s/ Ronald A. Fournet
                                          -------------------------------------
                                          Ronald A. Fournet
                                          President and Chief Executive Officer




                               POWERS OF ATTORNEY

         KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Ronald A. Fournet such person's true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign this Registration Statement, any and all amendments thereto (including post-effective amendments), any subsequent Registration Statements pursuant to Rule 462 of the Securities Act of 1933, as amended, and any amendments thereto and to file the same, with exhibits and schedules thereto, and other documents in connection therewith, with the Securities and Exchange Commission, to this Registration Statement and any other registration statement for the same offering filed pursuant to Rule 462 under the Securities Act of 1933, and to file the same, with all exhibits thereto and all other documents in connection therewith, with the Commission, granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing necessary or desirable to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute, may lawfully do or cause to be done by virtue hereof.

    Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.


     SIGNATURE                                TITLE                                                   DATE
     ---------                                -----                                                   ----
/s/ Ronald A. Fournet
-----------------------------------           President and Chief Executive Officer                   April 6, 2000
     Ronald A. Fournet                        (Principal Executive Officer)


/s/ Frank Borman                                                                                      April 6, 2000
-----------------------------------           Chairman of the Board of Directors
     Frank Borman

/s/ Judith Brown
-----------------------------------           Controller                                              April 6, 2000
     Judith Brown                             (Principal Financial Officer)


-----------------------------------           Director                                                April  , 2000
     Charles G. Betty

/s/ Gary E. Erlbaum
-----------------------------------           Director                                                April 6, 2000
     Gary E. Erlbaum





/s/ Jerold E. Glassman
-----------------------------------           Director                                                April 6, 2000
     Jerold E. Glassman



-----------------------------------           Director                                                April  , 2000
     Kenneth G. Langone


/s/ Bernard Marcus
-----------------------------------           Director                                                April 6, 2000
     Bernard Marcus


/s/ Andrall E. Pearson
-----------------------------------           Director                                                April 6, 2000
     Andrall E. Pearson


/s/ Eugene L. Step
-----------------------------------           Director                                                April 6, 2000
     Eugene L. Step





                                INDEX TO EXHIBITS



         Exhibit
         Number            Exhibit
         ------            -------

         5 Opinion of Morgan, Lewis & Bockius LLP regarding legality of securities being registered

         23.1         Consent of Deloitte and Touche LLP

         23.2         Consent of Corbin & Wertz

         23.3 Consent of Morgan, Lewis & Bockius LLP (included in its opinion filed as Exhibit 5)